                                                                   EXHIBIT 10.17


                                             Exhibit C to the Purchase Agreement



        THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE TRANSFERRED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.


No. C-___                                                Dated:  August __, 1998


                           ART TECHNOLOGY GROUP, INC.

                                  COMMON STOCK
                                PURCHASE WARRANT
                                    (VESTING)


         THIS IS TO CERTIFY THAT, for value received, ____________________ (the "INITIAL WARRANT HOLDER"), and its registered successors and permitted assigns are entitled, subject to the terms and conditions set forth below, to purchase from ART TECHNOLOGY GROUP, INC., a Delaware corporation (the "CORPORATION"), at any time or from time to time on and after the date hereof and prior to 5:00 P.M., Boston, Massachusetts time, on the Expiration Date (as defined in Section 1 below), all or any portion of the Vested Warrant Shares (as defined in Section
1), at a purchase price per share equal to the Exercise Price (as defined in
Section 1 below). The number and character of the Warrant Shares and the Exercise Price are subject to adjustment as provided herein.

         This Common Stock Purchase Warrant (this "WARRANT") is one of the Common Stock Purchase Warrants evidencing the right to purchase shares of the Common Stock, issued by the Corporation to the Purchasers, as defined in and pursuant to the terms of that certain Series D Senior Participating Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (the "SERIES D PURCHASE AGREEMENT").

         1. DEFINITIONS. As used in this Warrant, the following terms shall have the respective meanings set forth below or elsewhere in this Warrant as referred to below:

         "COMMON STOCK" shall mean shares of the Common Stock of the Corporation, $.01 par value per share.

         "CORPORATION" shall mean Art Technology Group, Inc. and/or any Person that shall succeed to, or assume the obligations hereunder of, Art Technology Group, Inc.

         "DERIVATIVE SECURITIES" shall mean (i) all shares of stock and other securities that are, directly or indirectly, convertible into or exchangeable for shares of Common Stock and (ii) all options, warrants and other rights to acquire, directly or indirectly, shares of Common Stock or securities, directly or indirectly, convertible into or exchangeable for shares of Common Stock.

         "EXERCISE DATE" shall have the meaning set forth in Section 2.2 hereof.

         "EXERCISE PRICE" shall mean the Initial Exercise Price, as adjusted from time to time pursuant to the terms of this Warrant.

         "EXPIRATION DATE" shall mean August __, 2008, unless terminated earlier pursuant to the terms hereof.

         "FAIR MARKET VALUE" shall mean (i) the last reported sale price per share of Stock on the Nasdaq-NMS or any national securities exchange in which such Stock is quoted or listed, as the case may be, on the date immediately preceding the Exercise Date or, if no such sale price is reported on such date, such price on the next preceding business day in which such price was reported, or (ii) if such Stock is not quoted or listed on the Nasdaq-NMS or any national securities exchange, the fair market value of a share of such Stock, as determined in good faith by the Board of Directors of the Corporation and based upon the fair market value of the Corporation as a whole, on a going concern basis, using customary and appropriate valuation methods and the most recent audited financial statements of the Corporation (unless the date of such audited financial statements is more than six (6) months old, in which case another audit shall be conducted at the expense of the Corporation and shall be used for such purpose) and NOT taking into account any discount for minority ownership or restrictions on transfer of the capital stock of the Corporation.

         "HOLDER" shall mean, as applicable, (i) the Initial Warrant Holder,
(ii) any successor of the Initial Warrant Holder, or (iii) any other holder of record of this Warrant or any portion thereof to whom this Warrant or any portion thereof shall have been transferred in accordance with the provisions of
Section 9 hereof.

         "INITIAL EXERCISE PRICE" shall mean an amount equal to $0.16 per share.

         "INITIAL WARRANT HOLDER" shall have the meaning set forth in the first paragraph of this Warrant.

         "INITIAL WARRANT SHARES" shall mean _________ shares of Common Stock.

         "ISSUE DATE" shall mean August __, 1998.

         "PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "PREFERRED STOCK" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and all other capital stock of the Corporation having a preference on dissolution or liquidation of the Corporation.

         "QUALIFIED PUBLIC OFFERING" shall mean a public offering of shares of Common Stock pursuant to an effective registration statement on Form S-1, or successor form, of the Securities and Exchange Commission, pursuant to which the per share price to the public is not less than $8.00 (such amount to be subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event occurring with respect to the Common Stock after the Issue
Date) and the gross proceeds to the Corporation are not less than $20,000,000.

         "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement, dated as of the date hereof, by and among the Corporation, Tudor Private Equity Fund, L.P., Raptor Global Fund Ltd., Raptor Global Fund L.P. and the other persons listed therein.

         "REGISTRABLE SECURITIES" shall have the meaning ascribed to it in the Registration Rights Agreement.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SERIES A PREFERRED STOCK" shall mean the Series A Convertible Preferred Stock of the Corporation, $0.01 par value per share.

         "SERIES B PREFERRED STOCK" shall mean the Series B Convertible Preferred Stock of the Corporation, $0.01 par value per share.

         "SERIES C PREFERRED STOCK" shall mean the Series C Convertible Preferred Stock of the Corporation, $0.01 par value per share.

         "SERIES D PREFERRED STOCK" shall mean Series D Senior Participating Convertible Redeemable Preferred Stock of the Corporation, $.01 par value per share.

         "STOCK" shall mean (i) Common Stock, (ii) capital stock of the Corporation (other than Common Stock) or of any other Person or any other securities of the Corporation or of any other Person that the Holder is entitled to receive, or receives, upon exercise of this Warrant, in lieu of or in addition to Common Stock, and/or
(iii) capital stock of the Corporation (other than Common Stock) or of any other Person or any other securities of the Corporation or of any other Person that may be issued in replacement of, substitution, exchange or redemption for, or upon reclassification or conversion of, Common Stock or any other Stock, in each case whether as a result of a reorganization, reclassification, merger, consolidation or sale of substantially all of the assets of the Corporation.

         "VESTED WARRANT SHARES" shall have the meaning set forth in Section 2.1 hereof.

         "WARRANT" shall have the meaning set forth in the second paragraph of this Warrant.

         "WARRANT SHARES" shall mean, at any time, the Initial Warrant Shares after giving effect to the number of shares of Stock previously purchased by the Holder pursuant to any and all exercises of this Warrant prior to such time and after giving effect to all adjustments with respect to the number of Warrant Shares purchaseable hereunder as provided for herein, including, without limitation, those set forth in Section 4 hereof, prior to such time.

         2.  EXERCISE OF WARRANT.

         2.1 METHOD OF EXERCISE. Subject to and upon all of the terms and conditions set forth in this Warrant, the Holder may exercise this Warrant, in whole or in part with respect to any Vested Warrant Shares, at any time and from time to time during the period commencing on the date hereof and ending at 5:00 p.m., Boston, Massachusetts time, on the Expiration Date, by presentation and surrender of this Warrant to the Corporation at its principal office, together with (a) a properly completed and duly executed subscription form, in the form attached hereto, which subscription form shall specify the number of Warrant Shares for which this Warrant is then being exercised, and (b) payment of the aggregate Exercise Price payable hereunder in respect of the number of Warrant Shares being purchased upon exercise of this Warrant. Payment of such aggregate Exercise Price shall be made either (i) in cash or by money order, certified or bank cashier's check or wire transfer (in each case in lawful currency of the United States of America), (ii) by cancellation of indebtedness owing from the Corporation to the Holder, (iii) by the Holder surrendering a number of Warrant Shares having a Fair Market Value on the date of exercise equal to, greater than (but only if by a fractional share) or less than (if surrendered pursuant to (iv) below) the required aggregate Exercise Price, in which case the Holder would receive the number of Warrant Shares to which it would otherwise be entitled upon such exercise, less the surrendered shares, or (iv) any combination of the methods described in the foregoing clauses (i), (ii) or
(iii).

                  The Warrant Shares shall vest and, subject to the limitation contained in the next paragraph, become exerciseable (the "VESTED WARRANT SHARES") at a rate of five percent (5%) on each March 31, June 30, September 30 and December 31, until fully vested, commencing with September 30, 1998.

                  Notwithstanding the foregoing, this Warrant may not be exercised prior to the fifth anniversary of the Issue Date unless (i) the Corporation sells (whether by merger or consolidation) all or substantially all of its assets or sells more than 50% of its voting capital stock prior to the fifth anniversary of the Issue Date and the proceeds of such sale actually received (net of any escrows or other holdbacks) by the holders of Series D Preferred Stock in connection with such sale are not, on a per-share basis, greater than three (3) times the original purchase price per share of Series D Preferred Stock (subject to adjustment for stock splits, stock dividends, stock combinations, capital reorganizations, reclassifications and the like), or (ii) the Company completes a public offering of shares of the Corporation's Common Stock pursuant to an effective registration statement on Form S-1, or successor form, of the Securities and Exchange Commission.

         2.2 EFFECTIVENESS OF EXERCISE; OWNERSHIP. Each exercise of this Warrant by the Holder shall be deemed to have been effected immediately prior to the close of business on the date upon which all of the requirements of Section 2.1 hereof with respect to such exercise shall have been complied with in full (each such date, an "EXERCISE DATE"). On the applicable Exercise Date with respect to any exercise of this Warrant by the Holder, the Corporation shall be deemed to have issued to the Holder, and the Holder shall be deemed to have become the holder of record and legal owner of, the number of Warrant Shares being purchased upon such exercise of this Warrant, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such number of Warrant Shares being purchased shall not then be actually delivered to the Holder.

         2.3 DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant, and in any event within ten (10) days thereafter, the Corporation, at its expense and in accordance with applicable securities laws, will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (subject in all cases, to the provisions of Section 9 hereof), a certificate or certificates for the number of Warrant Shares purchased by the Holder on such exercise, PLUS, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the Fair Market Value.

         2.4 SHARES TO BE FULLY PAID AND NONASSESSABLE. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, free of all liens, taxes, charges and other encumbrances or restrictions on sale (other than those set forth herein) and free and clear of all preemptive rights.

         2.5 FRACTIONAL SHARES. No fractional shares of Stock or scrip representing fractional shares of Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Stock called for upon any exercise hereof, the Corporation shall make a cash payment to the Holder as set forth in Section 2.3 hereof.

         2.6 ISSUANCE OF NEW WARRANTS; CORPORATION ACKNOWLEDGMENT. Upon any partial exercise of this Warrant, the Corporation, at its expense, will forthwith and, in any event, within ten (10) days after such partial exercise issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the Warrant Shares. Moreover, the Corporation shall, at the time of any exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; PROVIDED, HOWEVER, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Corporation to afford to the Holder any such rights.

         2.7 PAYMENT OF TAXES AND EXPENSES. The Corporation shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder's name or the name of any transferee of all or any portion of this Warrant.

         3.  REGISTRATION AND OTHER RIGHTS.

                  (a) REGISTRATION RIGHTS AGREEMENT. The Holder of this Warrant shall have the right to cause the Corporation to register any and all Warrant Shares under the Securities Act and under any blue sky or securities laws of any jurisdictions within the United States, at the time and in the manner specified and as provided for in the Registration Rights Agreement, and any and all Warrant Shares shall be deemed to be Registrable Securities for all purposes of the Registration Rights Agreement.

                  (b) SERIES D PURCHASE AGREEMENT; STOCKHOLDERS AGREEMENT. Subject to Section 10.4 of this Warrant, for the purposes of the Series D Purchase Agreement, and the Stockholders Agreement (as such term is defined in the Series D Purchase Agreement), the shares of Common Stock issuable upon exercise of this Warrant shall be included for the purposes of determining the number of shares of Common Stock held by such Holder for all purposes of such agreements.

                  (c) REDEMPTION. The Holder of this Warrant shall be entitled to cause the Corporation to redeem this Warrant upon sixty (60) days written notice to the Corporation (i) at any time after August __, 2003 or (ii) at any time that such Holder also requests the Corporation to redeem any of such Holder's shares of Series D

Preferred Stock pursuant to the terms of the Series D Preferred Stock contained in the Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF Designations"), upon the same terms and conditions applicable to redemption of shares of Series D Preferred Stock pursuant to the Certificate of Designations; PROVIDED, HOWEVER, that the Corporation shall redeem this Warrant for an amount equal to the product of (a) the then current number of Warrant Shares, MULTIPLIED BY (b) the excess of (i) the then current Fair Market Value of a share of Common Stock of the Corporation, OVER (ii) the then current Exercise Price.

         4.  ADJUSTMENTS.

         4.1  ADJUSTMENTS FOR STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS.

                  (a) In the event that, at any time and from time to time after the Issue Date, the Corporation shall (A) issue any additional shares of Stock as a dividend or distribution on its outstanding stock or options, warrants or other rights to purchase, directly or indirectly, Stock as a dividend or distribution on its outstanding stock or securities convertible, directly or indirectly, into Stock as a dividend or distribution on its outstanding stock (other than shares of Stock issued upon exchange, exercise or conversion of the Preferred Stock or Purchased Securities (as defined in the Purchase Agreement)),
(B) subdivide its outstanding shares of Stock into a greater number of shares of Stock or (C) combine its outstanding shares of Stock into a smaller number of shares of Stock, then and in each such event, (x) the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then current Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of Stock outstanding immediately prior to such event on a fully-diluted basis, assuming exercise in full of all options, warrants or other rights to purchase Stock, directly or indirectly, outstanding immediately prior to such event and conversion into or exchange for Stock, directly or indirectly, of all securities convertible into or exchangeable for Stock outstanding immediately prior to such event, each in accordance with their terms, and (ii) the denominator of which shall be the number of shares of Stock outstanding immediately after such event on a fully-diluted basis, assuming exercise in full of all options, warrants or other rights to purchase Stock, directly or indirectly, outstanding immediately after such event and conversion into or exchange for Stock, directly or indirectly, of all securities convertible into or exchangeable for Stock outstanding immediately after such event, each in accordance with their terms, and the product so obtained shall thereafter be the Exercise Price then in effect, and (y) the number of Warrant Shares shall be adjusted by increasing or decreasing, as the case may be, the number of shares of Stock included within the Warrant Shares by the percentage increase or decrease in the total number of shares of Stock outstanding immediately after such event as compared to the total number of shares of Stock outstanding immediately prior to such event and the result so obtained shall be the number of Warrant Shares then in effect.

                  (b) The Exercise Price and the number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4.1

         4.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION OR MERGER. In the event that, at any time or from time to time after the Issue Date, the Corporation shall (a) effect a reorganization, (b) consolidate with or merge into any other Person, or (c) sell or transfer all or substantially all of its properties or assets or more than 50% of the voting capital stock of the Corporation (whether issued and outstanding, newly issued, from treasury, or any combination thereof) to any other Person under any plan or arrangement contemplating the reorganization, consolidation or merger, sale or transfer, or dissolution of the Corporation, then, in each such case, the Holder, upon the exercise of this Warrant as provided in Section 2 hereof at any time or from time to time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution (subject to the limitation contained in Section 4.5, if applicable), as the case may be, shall receive, in lieu of the Warrant Shares issuable on such exercise immediately prior to such consummation or such effective date, as the case may be, the Stock and property (including cash) to which the Holder would have been entitled upon the consummation of such reorganization, consolidation or merger, or sale or transfer, or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant immediately prior thereto (assuming the payment by the Holder of the Exercise Price therefor as required hereby in a form permitted hereby, which payment shall be included in the assets of the Corporation for the purposes of determining the amount available for distribution), all subject to successive adjustments thereafter from time to time pursuant to, and in accordance with, the provisions of this Section 4.

         4.3 ADJUSTMENTS FOR DILUTIVE ISSUANCES; PERFORMANCE MILESTONES; RECLASSIFICATION

         The number of Warrant Shares to which the Holder would otherwise be entitled upon exercise of this Warrant, until and as adjusted from time to time pursuant to this Section 4.3 or any other provision of this Warrant, shall be equal to the product obtained by multiplying (y) the number of Warrant Shares which such Holder is then entitled to purchase hereunder, BY (z) the Applicable Conversion Rate (determined below).

         Notwithstanding the foregoing, if the Corporation fails to employ a Chief Operating Officer, with the intent to promote such Chief Operating Officer to Chief Executive Officer, or a Chief Executive Officer, each of whom meet the employment requirements set forth in the Series D Purchase Agreement, prior to one (1) year after the Issue Date, then the number of Warrant Shares to which the holder hereof shall be entitled upon exercise of this Warrant shall be equal to the product obtained by multiplying (x) the number of Warrant Shares which such Holder is then entitled to purchase hereunder BY (y) the Applicable Conversion Rate (as determined below) BY (z) 1.25.

         The conversion rate in effect at any time (the "APPLICABLE CONVERSION RATE") shall equal the quotient obtained by DIVIDING (A) $3.20 (subject to proportionate adjustment for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event occurring with respect to the Series D Preferred Stock after the Issue
Date), BY (B) the applicable conversion value then in effect (the "APPLICABLE CONVERSION VALUE"), calculated as hereinafter provided. The Applicable Conversion Value in effect as of the Issue Date, and until adjusted in accordance with the provisions of this Section 4.3, shall be $3.20.

         (a)      DILUTIVE ISSUANCES.

                  (i) In the event that the Corporation issues or is deemed to issue any additional shares of Common Stock at a Net Consideration Per Share (as hereinafter defined) less than the Applicable Conversion Value in respect of the Warrant Shares in effect immediately prior to such issuance or deemed issuance, then and in each such case, such Applicable Conversion Value for the Warrant Shares shall automatically and without further action be adjusted as follows:

                           (A) If such issuance and/or deemed issuance occurs on or before the second anniversary of the Issue Date, then the Applicable Conversion Value for the Warrant Shares will be adjusted to equal the Net Consideration Per Share (as hereinafter defined) at which such additional shares of Common Stock were issued and/or deemed issued.

                           (B) If such issuance and/or deemed issuance occurs after the second anniversary of the Issue Date, then the Applicable Conversion Value for the Warrant Shares will be adjusted to equal the result of the following formula:

         New Applicable Conversion Value = (P1 X Q1) + (P2 X Q2)
                                           ---------------------
                                                 (Q1 + Q2)

         where:

P1 = the Applicable Conversion Value in effect immediately prior to such issuance or deemed issuance of additional shares of Common Stock;

Q1 = the aggregate number of shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series D Preferred Stock and conversion, exchange and/or exercise of all outstanding warrants, options and other convertible securities, each to the extent then convertible, exchangeable and/or exercisable) immediately prior to such issuance or deemed issuance of additional shares of Common Stock;

P2 = the Net Consideration Per Share (as hereinafter defined) received by the Corporation for the shares of Common Stock issued and/or deemed issued in respect of such issuance of additional shares of Common Stock; and

Q2 = the number of shares of Common Stock issued and/or deemed issued in respect of such issuance of additional shares of Common Stock.

                  The following shall not be deemed issuances of additional shares of Common Stock for the purposes of this Section 4.3(a): the Corporation's (A) issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (B) granting of stock options to directors, officers, employees, or consultants of the Corporation pursuant to the Corporation's 1996 Stock Option Plan or pursuant to any other employee benefit plan approved by the Board of Directors of the Corporation, and the issuance of shares of Common Stock upon exercise of any of the foregoing options, (c) issuance of Common Stock upon the exercise of the Warrants (as defined in the Series D Purchase Agreement), (d) issuance of up to 56,296 shares of Series C Preferred Stock upon the exercise of warrants issued to Silicon Valley Bank, (e) issuance of up to 425,532 shares of Series B Preferred Stock upon the exercise of the Amended and Restated Warrant issued to SOFTBANK Ventures, Inc. (the "SOFTBANK WARRANT"), and (f) warrants to purchase Common Stock issued to commercial institutional senior lenders solely in connection with the establishment of a working capital line of credit (and the issuance of Common Stock upon exercise thereof) in an amount not to exceed 200,000 shares.

                  For purposes of this Section 4.3(a), if a part or all of the consideration received by the Corporation in connection with the issuance or deemed issuance of shares of Common Stock or the issuance or deemed issuance of any of the securities described below in paragraph (ii) of this Section 4.3(a) consists of property other than cash, such consideration shall be deemed to have the same value as is recorded on the books of the Corporation with respect to receipt of such property so long as such recorded value was determined reasonably and in good faith and with due care by the Board of Directors of the Corporation, and shall otherwise be deemed to have a value equal to its fair market value.

                  (ii) For purposes of this Section 4.3(a), the issuance of any Derivative Securities shall be deemed an issuance of shares of Common Stock with respect to Section 4.3(a) if the Net Consideration Per Share (as defined below) that may be received by the Corporation for such Common Stock is less than the Applicable Conversion Value in effect immediately prior to the time of such issuance, and except as hereinafter provided, an adjustment in the Applicable Conversion Value shall be made upon each such issuance of Derivative Securities in the manner provided in Section 4.3(a), as appropriate, as if such deemed Common Stock were issued for such Net Consideration Per Share. No adjustment of the Applicable Conversion Value shall be made under this Section 4.3(a) upon the issuance of any additional shares of Common

Stock that are issued upon the exercise, conversion, or exchange of any Derivative Securities if any such adjustment was previously made upon the issuance of such Derivative Securities. Any adjustment of the Applicable Conversion Value with respect to this Section 4.3(a) shall be disregarded if, as, and to the extent that the Derivative Securities that gave rise to such adjustment expire or are canceled without having been exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value that otherwise would have been in effect immediately prior to the time of the issuance of the expired or canceled Derivative Securities, with such additional adjustments as subsequently would have been made to that Applicable Conversion Value had the expired or canceled Derivative Securities not been issued. In the event that the terms of any Derivative Securities previously issued by the Corporation are changed (whether by their terms or for any other reason, including without limitation, as a result of the effects of any anti-dilution adjustments contained therein) so as to lower the Net Consideration Per Share payable with respect thereto (whether or not the issuance of such Derivative Securities originally gave rise to an adjustment of the Applicable Conversion Value), the Applicable Conversion Value shall be recomputed as of the date of such change, so that the Applicable Conversion Value effective immediately upon such change shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the Derivative Securities subject to such change, adjusted for the issuance thereof in accordance with the terms thereof after giving effect to such change, and with such additional adjustments as subsequently would have been made to that Applicable Conversion Value had the Derivative Securities been issued on such changed terms. For purposes of this Section 4.3(a)(ii), the Net Consideration Per Share that may be received by the Corporation shall be determined as follows:

                           (A) "NET CONSIDERATION PER SHARE" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Derivative Securities, plus the minimum amount of additional consideration, if any, payable to the Corporation upon exercise, conversion, and/or exchange thereof for shares of Common Stock, divided by the maximum number of shares of Common Stock that would be issued if all such Derivative Securities were exercised or converted at such Net Consideration Per Share.

                           (B) The Net Consideration Per Share that may be received by the Corporation shall be determined in each instance as of the date of issuance of Derivative Securities without giving effect to any possible future price adjustments or rate adjustments that may be applicable with respect to such Derivative Securities and which are contingent upon future events; PROVIDED, that in the case of an adjustment to be made as a result of a change in terms of such Derivative Securities, including such changes as may result from the effects of any anti-dilution adjustments contained therein, the Net Consideration Per Share shall be determined as of the date of such change.

         (b)      PERFORMANCE MILESTONES.

                  (i) END OF SEVEN FISCAL QUARTERS. If, on or as of the end of the seven (7) fiscal quarters of the Corporation ending December 31, 1999, the Corporation's (a) total cumulative revenues ("TOTAL REVENUES") are less than $54,000,000 and/or (b) total cumulative product revenues (which, for this purpose, shall be deemed to mean only those revenues derived from sales by the Corporation of non-customized products (as distinct from services) as to which the Corporation is not a reseller and which the buyer has not purchased for inventory) ("TOTAL PRODUCT REVENUES") are less than $20,500,000 and/or (c) total cumulative EBIT (as defined below) is less than $4,500,000, then the Applicable Conversion Value that would otherwise be in effect with respect to the Warrant Shares shall automatically and without further action be adjusted to a per share amount that shall be equal to the quotient obtained by DIVIDING (i) the applicable Assumed Corporation Value (as determined below) BY (ii) 14,085,848 (i.e., the total number of shares of Common Stock outstanding (on a fully-diluted basis) as of the date of issuance of the Series D Preferred Stock pursuant to the Series D Purchase Agreement immediately prior to the issuance of the shares of Series D Preferred Stock (it being understood that if the quotient obtained pursuant to the preceding formula is greater than the Applicable Conversion Value in effect immediately prior to such adjustment, then no such adjustment shall be made pursuant to this Section 4.3(a), which number shall automatically and without further action be reduced to 13,525,100 upon the termination or expiration of the SOFTBANK Warrant by its terms and provided that the holder thereof has not exercised any portion of such SOFTBANK Warrant.

                  The "ASSUMED CORPORATION VALUE" shall be equal to the weighted average of the Pre-Money Values set forth in the far left-hand column of the table below that correspond to each of the Total Revenues, Total Product Revenues and EBIT as set forth on the table below, with the Pre-Money Value that corresponds to Total Revenues being weighted at 50% and the Pre-Money Values that correspond to each of Total Product Revenues and EBIT being weighted each at 25%. Notwithstanding the foregoing or anything to the contrary contained herein, the Assumed Corporation Value shall be not less than $17,000,000 and not greater than $43,000,000.

                  Each of the values in the table below are deemed to be further sub-divided into increments as follows (in order to determine the corresponding figures in the table below), such that: (a) each incremental one dollar ($1) of Total Revenues shall equal an incremental one dollar ($1) of Pre-Money Value,
(b) each incremental one dollar ($1) of Total Product Revenues shall equal an incremental two dollars ($2) of Pre-Money Value, and (c) each incremental one dollar ($1) of EBIT shall equal an incremental ten dollars ($10) of Pre-Money Value. For examples, (1) $41,347,628 in Total Revenues shall correspond to a $30,347,628 Pre-Money Value, (2) $11,928,413 Total Product Revenues shall correspond to a $25,856,826 Pre-Money Value and (3) $3,869,470 in EBIT shall correspond to a $36,694,700 Pre-Money Value.

                  In comparing the Corporation's actual Total Revenues, actual Total Product Revenues and actual EBIT to the figures in the table below, a simple-rounding method to the nearest dollar shall be used in order to determine the Total Revenues, Total Product Revenues and EBIT.

                               TABLE TO DETERMINE
                            ASSUMED CORPORATION VALUE
                           ($ IN 000'S AND SUBJECT TO
                    FURTHER SUB-DIVISION AS DESCRIBED ABOVE)



   PRE-MONEY VALUE                TOTAL REVENUES               TOTAL PRODUCT REVENUES                     EBIT
 (shown in 1,000,000            (shown in 1,000,000          (shown in 100,000 increments           (shown in 100,000
   increments only)              increments only)                      only)                         increments only)
----------------------------------------------------------------------------------------------------------------------------
       $17,000             LESS THAN OR EQUAL TO $28,000      LESS THAN OR EQUAL TO $7,500       LESS THAN OR EQUAL TO $1,900
       $18,000                        $29,000                           $8,000                             $2,000
       $19,000                        $30,000                           $8,500                             $2,100
       $20,000                        $31,000                           $9,000                             $2,200
       $21,000                        $32,000                           $9,500                             $2,300
       $22,000                        $33,000                          $10,000                             $2,400
       $23,000                        $34,000                          $10,500                             $2,500
       $24,000                        $35,000                          $11,000                             $2,600
       $25,000                        $36,000                          $11,500                             $2,700
       $26,000                        $37,000                          $12,000                             $2,800
       $27,000                        $38,000                          $12,500                             $2,900
       $28,000                        $39,000                          $13,000                             $3,000
       $29,000                        $40,000                          $13,500                             $3,100
       $30,000                        $41,000                          $14,000                             $3,200
       $31,000                        $42,000                          $14,500                             $3,300
       $32,000                        $43,000                          $15,000                             $3,400
       $33,000                        $44,000                          $15,500                             $3,500
       $34,000                        $45,000                          $16,000                             $3,600
       $35,000                        $46,000                          $16,500                             $3,700
       $36,000                        $47,000                          $17,000                             $3,800
       $37,000                        $48,000                          $17,500                             $3,900
       $38,000                        $49,000                          $18,000                             $4,000
       $39,000                        $50,000                          $18,500                             $4,100
       $40,000                        $51,000                          $19,000                             $4,200
       $41,000                        $52,000                          $19,500                             $4,300
       $42,000                        $53,000                          $20,000                             $4,400
       $43,000               GREATER THAN OR                  GREATER THAN OR                     GREATER THAN OR
                             EQUAL TO $54,000                 EQUAL TO $20,500                    EQUAL TO $4,500


         Thus, for example, if as of December 31, 1999, the Corporation has $47,894,322.38 in actual Total Revenues, $14,025,417.85 in actual Total Product Revenues and $3,198,439.23 in actual EBIT, then (using simple rounding to the nearest dollar) the corresponding figures from the table above are $47,894,322 in Total Revenues, $14,025,418 in Total Product Revenues and $3,198,439 in EBIT. The calculation for the Assumed Corporation Value would be as follows:

                            EXAMPLE OF CALCULATION OF
                            ASSUMED CORPORATION VALUE


                                          ACTUAL ROUNDED         CORRESPONDING                          ASSUMED
                                              RESULTS           PRE-MONEY VALUE        WEIGHT      CORPORATION VALUE
---------------------------------------------------------------------------------------------------------------------

            TOTAL REVENUES                  $47,894,322           $36,894,322           50%           $18,447,161
---------------------------------------------------------------------------------------------------------------------
        TOTAL PRODUCT REVENUES              $14,025,418           $30,050,836           25%           $ 7,512,709
---------------------------------------------------------------------------------------------------------------------
                 EBIT                       $ 3,198,439           $29,984,390           25%           $ 7,496,098
---------------------------------------------------------------------------------------------------------------------
            TOTAL ASSUMED
         CORPORATION VALUE                                                                            $33,455,968
---------------------------------------------------------------------------------------------------------------------


                  (ii) PRIOR TO END OF SEVEN FISCAL QUARTERS. In the event of any public or private offering or other issuance of the Corporation's Common Stock or Derivative Securities, the sale of the Corporation (whether by merger, consolidation, sale of all or substantially all of the Corporation's assets or sale of a majority of the outstanding voting capital stock, whether newly issued, from treasury or issued and outstanding, or any combination thereof) or a liquidation, dissolution or winding-up of the affairs of the Corporation at any time prior to December 31, 1999, then the Applicable Conversion Value that would otherwise be in effect with respect to the Warrant Shares shall be adjusted to a per share amount that shall be equal to the quotient obtained by dividing (i) the applicable Assumed Adjusted Corporation Value (as determined below) by (ii) 14,085,848, which number shall automatically and without further action be reduced to 13,525,100 upon the termination or expiration of the SOFTBANK Warrant by its terms and provided that the holder thereof has not exercised any portion of such SOFTBANK Warrant.

                  The "ASSUMED ADJUSTED CORPORATION VALUE" shall be determined as follows: (i) first, the Corporation's actual Total Revenues, actual Total Product Revenues and actual EBIT for the fiscal quarters completed prior to such offering or other issuance, sale or liquidation, dissolution or winding-up, shall be compared against the applicable cumulative quarterly projections for Total Revenues, Total Product Revenues and EBIT set forth in the table below and expressed as a percentage (e.g., if on December 1, 1998 the Corporation is sold and, at that time, actual Total Revenues equal $8,000,000, then $8,000,000 compared against $6,400,000 (the applicable cumulative quarterly projection) expressed as a percentage equals 125%); (ii) second, the percentage as determined pursuant to the foregoing clause (i) for each of Total Revenues, Total Product Revenues and EBIT shall be applied to the "baseline" valuation as set forth in the second table below (e.g., with respect to Total Revenues, 125% of $41,000,000 (the "baseline" for Total Revenue) equals $51,250,000 (each, an "ADJUSTED BASELINE RESULT")); and (iii) third, the Adjusted Baseline Results for each of Total Revenues, Total Product Revenues and EBIT shall be used to calculate the Assumed Adjusted Corporation Value in accordance with the second, third and fourth paragraphs and table of Section 4(g)(i)above.

                                    TABLE OF
                        CUMULATIVE QUARTERLY PROJECTIONS

---------------------------------------------------------------------------------------------------------------------
                               FISCAL YEAR 1998                                 FISCAL YEAR 1999
                    ---------------------------------------- --------------------------------------------------------
                        Q2            Q3            Q4            Q1            Q2            Q3             Q4
---------------------------------------------------------------------------------------------------------------------
TOTAL
REVENUES            2,454,000    6,400,000     11,361,000    17,371,000    24,041,000    32,151,000     41,361,000
---------------------------------------------------------------------------------------------------------------------
PRODUCT
REVENUES              658,000    1,823,000      3,168,000     5,678,000     8,448,000    12,058,000     15,968,000
---------------------------------------------------------------------------------------------------------------------

EBIT               (1,181,800)  (2,166,750)    (2,125,850)   (1,135,850)       89,150     1,634,150      3,554,150
---------------------------------------------------------------------------------------------------------------------
R&D
EXPENSE               508,000    1,197,000      2,089,200     3,141,200     4,275,200     5,647,200      7,189,200
---------------------------------------------------------------------------------------------------------------------



                              "BASELINE" COMPARISON
                                      TABLE

---------------------------------------------------------------------------------------------------------------------
      PRE-MONEY VALUE                TOTAL REVENUE             TOTAL PRODUCT REVENUE                 EBIT
---------------------------------------------------------------------------------------------------------------------
$30,000,000                   $41,000,000                  $14,000,000                    $3,200,000
---------------------------------------------------------------------------------------------------------------------


                  Notwithstanding anything contained herein to the contrary, in no event shall the Assumed Adjusted Corporation Value be greater than $30,000,000 unless, and only to the extent that, after any adjustment required by this Section 4(g)(ii), (A) in the event of a sale of the Corporation, the proceeds actually received (net of any escrows or other holdbacks) by the holders of the Series D Preferred Stock in respect of shares of Series D Preferred Stock in connection with such sale or liquidation, dissolution or winding-up equals or exceeds three (3) times the original purchase price per share of Series D Preferred Stock (subject to adjustment for stock splits, stock dividends, stock combinations, capital reorganizations, reclassifications and other similar events), or (B) in the event of a public or private offering or other issuance, the price per share to the purchasers in such offering in connection with such offering equals or exceeds three (3) times the original purchase price per share of Series D Preferred Stock (subject to adjustment for stock splits, stock dividends, stock combinations, capital reorganizations, reclassifications and other similar events).

                  (iii) "EBIT" shall mean, for the relevant period, the net income (or loss) of the Corporation, after excluding all extraordinary items of income or loss from the calculation thereof plus, to the extent deducted in the computation thereof, the sum of (i) interest expense AND (ii) taxes for such period, LESS amounts budgeted for research and development as set forth in the Table of Cumulative Quarterly Projections above that have not been expensed in research and development during the seven fiscal quarters ending December 31, 1999, PLUS the amounts paid to Bain & Company for consulting services rendered to the Corporation, if any, up to $100,000.

         (c) ADJUSTMENT TO EXERCISE PRICE. In each such instance of an adjustment to the Applicable Conversion Value pursuant to Section 4.3(a), (b) or
(c), the Exercise Price shall, simultaneously with the happening of each such event, be adjusted by multiplying the then current Exercise Price by a fraction,
(A) the numerator of which shall be the number of Warrant Shares immediately prior to such event, and (B) the denominator of which shall be the number of Warrant Shares immediately after such event.

         (d) ADJUSTMENTS FOR RECLASSIFICATIONS. If the Common Stock issuable upon the conversion of this Warrant shall be changed into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise (other than an adjustment under Section 4.1 or a merger, consolidation, or sale of assets provided for under Section 4.2), then and in each such event, the Holder hereof shall have the right thereafter to convert each Warrant Share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, or other change by holders of the number of shares of Common Stock into which such Warrant Shares would have been convertible immediately prior to such reclassification, or change, all subject to further adjustment as provided herein.

         4.4 CONTINUATION OF TERMS. Upon any reorganization, reclassification, sale, consolidation, merger or other transfer (and any liquidation, dissolution or winding up of the Corporation following any such transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of Stock and property receivable upon the exercise of this Warrant after the consummation of such reorganization, reclassification, sale, consolidation, merger or other transfer or the effective date of liquidation, dissolution or winding up of the Corporation following any such transfer, as the case may be, and shall be binding upon the issuer of any such Stock, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets or more than 50% of the voting capital stock of the Corporation (whether issued and outstanding, newly issued or from treasury or any combination thereof), whether or not such Person shall have expressly assumed the terms of this Warrant.

         4.5 DISSOLUTION. Subject to Section 4.4 hereof, in the event of any dissolution of the Corporation following the transfer of all or substantially all of its properties or assets at any time after the Issue Date, the Corporation shall retain for a period of at least ninety (90) days after the effective date of such dissolution the Stock and property

(including cash, where applicable) receivable by the Holder pursuant to Section
4.2 hereof upon exercise of this Warrant at any time after the effective date of such dissolution (assuming the payment by the Holder of the Exercise Price therefor as required hereby in a form permitted hereby). If the Holder fails to exercise this Warrant within the sixty (60) day period following the effective date of such dissolution, then such Stock and property (including cash, where applicable) shall be distributed PRO RATA to those Persons who were stockholders of record of the Corporation on the effective date of such dissolution or as otherwise required by law or the Certificate of Incorporation of the Corporation.

         5. OFFICER'S CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the number and kind of Warrant Shares, or Property, issuable hereunder from time to time, or the Exercise Price, the Corporation, at its expense, will promptly cause an officer of the Corporation to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing the facts upon which such adjustment or readjustment is based. The Corporation will forthwith send a copy of each such certificate to the Holder in accordance with Section 10.5 below.

         6.  NOTICES OF RECORD DATE, ETC.  In the event of

         (a) any taking by the Corporation of a record of the holders of Stock for the purpose of determining the holders thereof who are entitled to receive any shares of Stock as a dividend or other distribution or pursuant to a stock split, or

         (b) any reorganization of the Corporation, or any sale or transfer, in a single transaction or a series of related transactions, of all or substantially all the assets of the Corporation to, or the consolidation or merger of the Corporation with or into, any other Person, or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, or

         (d) any sale, in a single transaction or a series of related transactions, of a majority of the Corporation's voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), then and in each such event the Corporation will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or stock split, and stating the amount and character of such dividend, distribution or stock split, or (ii) the date on which any such reorganization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of any one or more classes of Stock shall be entitled to exchange their shares of Stock for securities or other property deliverable on such reorganization, transfer, consolidation, merger, dissolution, liquidation or winding-up, or (iii) the date on which any such sale of a majority of the Corporation's voting stock is to take place and the material terms thereof , as the case may be. Such notice shall be mailed at least fifteen (15) days prior to the date specified in such notice on which any such action is to be taken.

         7. EXCHANGE OF WARRANT. Subject to the provisions of Section 9 hereof (if and to the extent applicable), this Warrant shall be exchangeable, upon the surrender hereof by the Holder at the principal office of the Corporation, for new warrants of like tenor, each registered in the name of the Holder or in the name of such other Persons as the Holder may direct. Each of such new warrants shall be exercisable for such number of Warrant Shares as the Holder shall direct, PROVIDED that all of such new warrants shall represent, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender.

         8. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of a customary affidavit of the Holder and an indemnity agreement or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Corporation at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

         9.  TRANSFER PROVISIONS, ETC.

         9.1  LEGENDS.

                  (a) Each certificate representing any Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

               THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE TRANSFERRED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                  (b) Each certificate representing any shares of Stock issued from time to time upon exercise of this Warrant shall also bear any legend required under any applicable state securities or blue sky laws.

         9.2 MECHANICS OF TRANSFER. Any transfer of all or any portion of this Warrant, or of any interest therein, that is otherwise in compliance with applicable law shall be effected by surrendering this Warrant to the Corporation at its principal office, together with (i) a duly executed form of assignment, in the form attached hereto, (ii) payment of any applicable transfer taxes, if any. In the event of any such transfer of this Warrant, in whole, the Corporation shall issue a new warrant of like tenor to the transferee, representing the right to purchase the same number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder upon exercise of this Warrant at the time of its transfer. In the event of any such transfer of any portion of this Warrant, (i) the Corporation shall issue a new warrant of like tenor to the transferee, representing the right to purchase the same number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder upon exercise of the transferred portion of this Warrant at the time of such transfer, and (ii) the Corporation shall issue a new warrant of like tenor to the Holder, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, purchasable by the Holder upon exercise of the portion of this Warrant not transferred to such transferee. Until this Warrant or any portion thereof is transferred on the books of the Corporation, the Corporation may treat the Holder as the absolute holder of this Warrant and all right, title and interest therein for all purposes, notwithstanding any notice to the contrary.

         9.3. RESTRICTIONS ON TRANSFER. Subject to compliance with applicable securities laws, this Warrant, and any portion hereof, and the Warrant Shares may be transferred by the Holder in its sole discretion at any time and to any Person, including without limitation transfers to Affiliates or Affiliated Groups (as such terms are defined in the Series D Purchase Agreement), without the consent of the Corporation.

         10.  GENERAL.

         10.1 STATEMENT ON WARRANT. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same kind of Warrant Shares as are stated on the front page hereof.

         10.2 AUTHORIZED SHARES; RESERVATION OF SHARES FOR ISSUANCE. At all times while this Warrant is outstanding, the Corporation shall maintain its corporate authority to issue, and shall have authorized and reserved for issuance upon exercise of this Warrant, such number of shares of Stock as shall be sufficient to perform its obligations under this Warrant (after giving effect to any and all adjustments to the number and kind of Warrant Shares purchasable upon exercise of this Warrant).

         10.3 NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment. Without limiting the generality of the foregoing, the Corporation
(a) will
not increase the par value of any shares of Stock receivable upon the exercise of this Warrant above the amount payable therefor on such exercise, and (b) will take all action that may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Stock on the exercise of this Warrant.

         10.4 NO RIGHTS AS STOCKHOLDER. The Holder shall not be entitled to vote or to receive dividends or to be deemed the holder of Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Corporation until the Holder shall have exercised the Warrant and been issued Warrant Shares in accordance with the provisions hereof.

         10.5 NOTICES. All notices, demands, requests, certificates or other communications under this Warrant shall be in writing and shall be either mailed by certified mail, postage prepaid, in which case such notice, demand, request, certificate or other communications shall be deemed to have been given three (3) days after the date on which it is first deposited in the mails, or hand delivered or sent by facsimile transmission, by tested or otherwise authenticated telex or cable or by private expedited courier for overnight delivery with signature required, in each such case, such notice, demand, request, certificate or other communications being deemed to have been given upon delivery or receipt, as the case may be:

         (i) if to the Corporation, Art Technology Group, Inc., 101 Huntington Avenue, Boston, MA 02119, Attention: President, or at such other address as the Corporation may have furnished in writing to the Holder; and

         (ii) if to the Holder, at the Holder's address appearing in the books maintained by the Corporation.

         10.6 AMENDMENT AND WAIVER. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Corporation and the Holder.

         10.7 GOVERNING LAW. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts.

         10.8 COVENANTS TO BIND SUCCESSOR AND ASSIGNS. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

         10.9 SEVERABILITY. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         10.10 CONSTRUCTION. The definitions of this Warrant shall apply equally to both the singular and the plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The section and paragraph headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

         10.11 REMEDIES. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed as an instrument under seal in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.

                                         ART TECHNOLOGY GROUP, INC.
[Corporate Seal]

                                         By:__________________________
                                            Name:
                                            Title:

                              FORM OF SUBSCRIPTION


                    (To be executed upon exercise of Warrant)


To:  ART TECHNOLOGY GROUP, INC.

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder, _______ shares of Common Stock, $.01 par value per share ("COMMON STOCK"), of Art Technology Group, Inc., a Delaware corporation, and tenders herewith payment of $__________, representing the aggregate purchase price for such shares based on the price per share provided for in such Warrant. Such payment is being made in accordance with [Section 2.1(i)] [Section 2.1(ii)] [Section 2.1(iii)] of the attached Warrant.

         Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:

Dated:_________________________               _________________________________


                                              ---------------------------------
                                                          (Address)

         If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.


Dated:  ____________, 19__                  ____________________________________
                                            NOTE: The above signature should
                                            correspond exactly with the name on
                                            the face of the attached Warrant or
                                            with the name of the assignee
                                            appearing in the assignment form
                                            below.

                               FORM OF ASSIGNMENT


                   (To be executed upon assignment of Warrant)


         For value received, _____________________________________ hereby sells, assigns and transfers unto _________________ the attached Warrant [__% of the attached Warrant], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer said Warrant [said percentage of said Warrant] on the books of Art Technology Group, Inc., a Delaware corporation, with full power of substitution in the premises.

         If not all of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.




Dated:  ____________, 19__          ____________________________________________
                                    NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant.